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                                                                     Exhibit 5.1


              [Gibson, Dunn & Crutcher LLP Letterhead Appears Here]

                   A Registered Limited Liability Partnership
                       Including Professional Corporations
            1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306
                        (202) 955-8500 (202) 467-0539 Fax
                               www.gibsondunn.com

                                January 30, 2002




Direct Dial                                                       Client No.
(202) 955-8671                                                C 57389-00006

ManTech International Corporation
12015 Lee Jackson Highway
Fairfax, VA 22033-6000

         Re:      ManTech International Corporation -
                  Registration Statement on Form S-1 (File No. 333-73946)

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1, File No. 333-73946, as amended (the "Registration Statement"), of ManTech International Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 6,900,000 shares (including shares to be issued upon exercise of the underwriters' over-allotment options) (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share, proposed to be offered by the Company and Mr. George J. Pedersen (the "Selling Stockholder") under the Registration Statement.

         We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (i) the Shares to be sold by the Selling Stockholder are validly issued, fully paid and non-assessable, and (ii) the Shares of the Company, when issued against payment therefor in connection with the offering, will be validly issued, fully paid and non-assessable.

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ManTech International Corporation
January 30, 2002
Page 2


         We render no opinion herein as to matters involving the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, taking into account the Delaware constitution and reported Delaware judicial decisions. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Validity of Common Stock" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                Very truly yours,

                                                /s/ Gibson, Dunn & Crutcher LLP
                                                -------------------------------
                                                GIBSON, DUNN & CRUTCHER LLP